THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

[THIS NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS SEPTEMBER 18, 2001. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY OF THIS NOTE FOR PURPOSES OF THE OID RULES, PLEASE CONTACT ANDREW P. SAVADELIS AT eMAGIN CORPORATION.




                        4% SERIES A CONVERTIBLE DEBENTURE
                             Due September 18, 2004

$3,000,000                                                    September 18, 2001

No. 1

          EMAGIN CORPORATION, a Delaware corporation with principal executive offices located at 2070 Route 52, Hopewell Junction, NY 12533, for value received, hereby promises to pay to the Holder (as defined below), or such other Person upon order of the Holder, on September 18, 2004 (the "Maturity Date"), the principal sum of Three Million Dollars ($3,000,000) and to pay interest thereon from the date of original issuance (or the most recent interest payment date to which interest has been paid) upon, with respect to all or any portion of this Debenture, the earlier of the date of prepayment, conversion or redemption of all or such portion of this Debenture (each an "Interest Payment Due Date" and collectively, the "Interest Payment Due Dates"), at the rate of 4% per annum (the "Debenture Interest Rate"), until all of the principal of this Debenture has been paid in full or duly and irrevocably provided for. The interest payable on any Interest Payment Due Date shall be paid to the Holder at the close of business on the applicable Interest Payment Due Date and all interest payable on the Principal Amount of this Debenture shall be calculated on the basis of a 360-day year for the actual number of days elapsed. At the option of the Company, interest payable from time to time may be paid through the delivery of duly and validly authorized and issued, fully paid and non-assessable, freely tradeable shares of Common Stock, valued at the Interest Market Price.

The Common  Stock to be  delivered in lieu of cash  interest  payments  shall be registered for resale in the Registration Statement (as defined in the Registration Rights Agreement) to be filed by the Company to register the Common Stock deliverable upon conversion of the Debenture, as set forth in the Registration Rights Agreement. Notwithstanding the foregoing, until such Registration Statement has been declared effective under the Securities Act by the SEC, payment of interest on the Debenture shall be in cash.


                                    ARTICLE 1
                                   DEFINITIONS

          Section 1.1 Definitions. The terms defined in this Article whenever used in this Debenture have the following respective meanings:

          (b) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          (c) "Amex" means the American Stock Exchange.

          (d) "Bankruptcy Code" means the United States Bankruptcy Code of 1986, as amended (11 U.S.C.ss.ss. 101 et seq.).

          (e) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the state of New York are authorized or obligated to close.

          (f) "Capital Shares" means the Common Shares and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

          (g) "Closing Date" means shall have the meaning set forth in Section I.B of the Securities Purchase Agreement.

          (h) "Common Shares" or "Common Stock" means shares of the common stock, par value $.001 per share, of the Company.

          (i) "Common Stock Issued At Redemption/Conversion" when used with reference to the securities issuable upon redemption or conversion, as the case may be, of this Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

          (j) "Company" means eMagin Corporation, a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Company's assets, or otherwise.

          (k) "Conversion" or "conversion" means the repayment by the Company of the Principal Amount of this Debenture (and to the extent the Holder elects as permitted by

Section 3.2 hereof, accrued and unpaid interest thereon) by the delivery of Common Stock on the terms provided in Section 3.2 hereof, and "convert," "converted," "convertible" and like words shall have a corresponding meaning.

          (l) "Conversion Date" means any day on which all or any portion of the Principal Amount of this Debenture is converted in accordance with the provisions hereof.

          (m) "Conversion Price" on any date of determination means the applicable price for the conversion of this Debenture into Common Shares on such day as set forth in Section 3.1.

          (n) "Current Market Price" means on any date of determination the closing price of a Common Share in the regular day session on such day as reported on Amex if quoted or listed or admitted to trading on Amex; provided, if such security is not listed or admitted to trading on Amex, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing price of such security on the over-the-counter market in the regular day session on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be. If such security has no quotes or listing as defined in this section 1.1 (n), then the Current Market Price shall be the price per Common Share on any date of determination as determined by an independent third party appointed by mutual agreement of the Company and the Holder.

          (o) "Debenture" or "Debentures" means this 4% Series A Convertible Debenture due September 18, 2004 of the Company or such other convertible subordinated debentures or Debentures exchanged therefor as provided in Section 2.1.

          (q) "Debenture Interest Rate" has the meaning set forth in the opening paragraph hereof.

          (o) "Default Interest Rate" shall be equal to the Debenture Interest Rate plus an additional 2% per annum.

          (r) "Event of Default" has the meaning set forth in Section 6.1.

          (s) "Fixed Price" shall have the meaning assigned such term in Section 3.1.

          (t) "Holder" means SK Corporation, any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

          (u) "Interest Market Price" per Common Share means the volume weighted average of the closing prices of the Common Shares as reported on Amex for the ten (10) Trading Days on immediately preceding the applicable Interest Payment Due Date if quoted or listed or admitted to trading on Amex; provided that, if such security is not listed or admitted to trading on the Amex as reported on the principal national security exchange or quotation system (closing bid prices in the case of a quotation system) on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of such closing prices on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, for the ten (10) Trading Days immediately preceding the applicable Interest Payment Due Date. If such security has no quotes or listing as defined in this section 1.1 (u), then the Interest Market Price shall be the price per Common Share on any date of determination as determined by an independent third party appointed by mutual agreement of the Company and the Holder.

          (v) "Interest Payment Due Date" has the meaning set forth in the opening paragraph hereof.

          (w) "liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, applicable law or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

          (z) "Market Price" per Common Share means the volume weighted average of the closing prices of the Common Shares as reported on Amex for the ten (10) Trading Days are reported during any Valuation Period; provided, if such security is not listed or admitted to trading on Amex, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, for the ten (10) Trading Days are reported during any Valuation Period. If such security has no quotes or listing as defined in this section 1.1 (z), then the Market Price shall be the price per Common Share on any date of determination as determined by an independent third party appointed by mutual agreement of the Company and the Holder.

          (aa)"Maturity Date" has the meaning set forth in the opening paragraph hereof.

          (bb)"Maximum Rate" has the meaning set forth in Section 6.3.

          (cc)"Optional Prepayment Price" means, with respect to any redemption of this Debenture by the Company pursuant to Section 3.5 prior to the Maturity Date, an amount equal to one hundred and five percent (105%) of the Principal Amount of this Debenture being prepaid.

          (dd) "Outstanding" when used with reference to Common Shares or Capital Shares (collectively, "Shares") means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Company or any Subsidiary of the Company shall not be deemed "Outstanding" for purposes hereof.

          (ee)"Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

          (ff)"Principal Amount" means, for any date of calculation, the principal sum set forth in the first paragraph of this Debenture (but only such principal amount as to which the Holder has not theretofore furnished a Redemption/Conversion Notice in compliance with Section 3.2).

          (gg)"Redemption" or "redemption" means the repayment by the Company of the Principal Amount of this Debenture and any accrued and unpaid interest thereon in cash in advance of the Maturity Date on the terms provided in Section
3.2 hereof, and "redeem," "redeemed," "redeemable" and like words shall have a corresponding meaning.

          (hh)"Redemption Date" means any day on which all or any portion of the Principal Amount of this Debenture is converted or redeemed in accordance with the provisions hereof.

          (ii)"Redemption/Conversion   Notice"   means  a   written   notice  of
conversion or redemption substantially in the form annexed hereto as Exhibit A.

          (jj)"Registration  Rights  Agreement" means that certain  Registration
Rights  Agreement  dated  September  18,  2001,   between  the  Company  and  SK
Corporation, as the same may be amended from time to time.

          (kk)"SEC" means the United States Securities and Exchange Commission.

          (ll) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

          (mm)"Securities  Purchase  Agreement"  means that  certain  Securities
Purchase   Agreement  dated  September  18,  2001,  among  the  Company  and  SK
Corporation, as the same may be amended from time to time.

          (nn)"Stock Purchase Warrant" means the warrant to purchase Common Stock issued by the Company to the Holder pursuant to the Securities Purchase Agreement as the same may be amended from time to time.

          (oo)"Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

          (pp)"Trading Day" means any day on which (a) purchases and sales of securities authorized for quotation on Amex are reported thereon, (b) no event which results in a material suspension or limitation of trading of the Common Shares on Amex has occurred and (c) at least one trade of Common Shares is reported on Amex.

          (qq)"Valuation   Period"   means  the  ten  (10)  Trading  Day  period
immediately preceding, a Put Exercise or Redemption Date, the date a Notice of Optional Prepayment is sent or the Interest Payment Due Date, as applicable.

          All references to "cash" or "$" herein mean currency of the United States of America.


                                    ARTICLE 2
                             EXCHANGES AND TRANSFER

          Section 2.1 Exchange and Registration of Transfer of Debentures. The Holder may, at its option, surrender this Debenture at the principal executive offices of the Company and receive in exchange therefor a Debenture or Debentures, each in the denomination of $500,000 or an integral multiple of $100,000 in excess thereof, dated as of the date of this Debenture (which shall accrue interest from the most recent Interest Payment Due Date on which an interest payment was made in full), and, subject to Section 4.2, payable to such Person or order as may be designated by such Holder. The aggregate Principal Amount of the Debenture or Debentures exchanged in accordance with this Section
2.1 shall equal the aggregate unpaid Principal Amount of this Debenture as of the date of such surrender; provided, however, that upon any exchange pursuant to this Section 2.1 there shall be filed with the Company the name and address for all purposes hereof of the Holder or Holders of the Debenture or Debentures delivered in such exchange. The debenture exchanged in accordance with this
Section 2.1 shall be in substantially the same form as this Debenture. This Debenture, when presented for registration of transfer or for exchange or conversion, shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing. Notwithstanding the above, the Holder shall not transfer this Debenture or any rights hereunder to any person or entity which is engaged in a business that in the reasonable judgment of the Company is in competition with the Company.

          Section 2.2 Loss, Theft, Destruction of Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the entirety of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid Principal Amount dated as of the date hereof (which shall accrue interest from the most recent Interest Payment Due Date on which an interest payment was made in full). This Debenture shall be held and owned upon the express condition that the provisions of this Section
2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

          Section 2.3 Who Deemed Absolute Owner. The Company may deem the Person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the Principal Amount of this Debenture or the interest thereon, for the conversion , redemption or maturity of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversions or redemptions shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion, conversions or redemptions so made.

          Section 2.4 Repayment at Maturity. At the Maturity Date, the Company shall repay the outstanding Principal Amount of this Debenture in whole at one hundred percent (100%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon, to the Maturity Date.


                                    ARTICLE 3
                             CONVERSION OF DEBENTURE

          Section 3.1 Conversion; Redemption by Holder. (a) At the option of the Holder, this Debenture may be converted, either in whole or in part, up to the full Principal Amount hereof (in increments of $100,000 in Principal Amount or any integral multiple of $100,000 in excess thereof) into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time and from time to time on any Business Day after the Closing Date (the "Initial Conversion Date"), subject to the limitations in the next sentence and compliance with Section 3.2. The number of Common Shares into which this Debenture may be converted is equal to (x) the Principal Amount of the Debenture being converted at the Conversion Date (plus any accrued and unpaid interest on the Debenture being converted through the Conversion Date) divided by (y) the Conversion Price. The "Conversion Price" shall be equal to 105% of the volume weighted average of the closing prices of the Common Shares as reported on Amex for the ten (10) Trading Days immediately preceding the Closing Date (the "Fixed Price") (subject to adjustment for any stock-split or stock combination to occur after the date hereof). At the Company's option, the amount of accrued and unpaid interest as of the Conversion Date shall not be subject to conversion but instead may be paid in cash as of the Conversion Date; if the Company elects to convert the amount of accrued and unpaid interest at the Conversion Date into Common Stock, the Common Stock issued to the Holder shall be valued at the applicable Conversion Price.

          (b) Notwithstanding the foregoing, during the period commencing September 19, 2002 (the "Put Exercise Date"), the Holder shall have the right to cause the Company to redeem this Debenture at a price in cash equal to 100% of the principal amount thereof, plus all accrued and unpaid interest thereon; provided, however, that the Holder shall only have the right to redeem 25% of this Debenture pursuant to this paragraph in any ninety (90) consecutive calendar day period; provided, further, however, that with respect to any Redemption exercised pursuant to this paragraph, the Company may, at its sole option, elect to deliver to the Holder shares of Common Stock with an aggregate Market Price equal to the redemption price specified above. Notwithstanding the foregoing, the Company agrees to take into consideration written request(s) from the Holder to pay any Redemption in cash. Except as otherwise expressly specified in this paragraph, all terms and conditions applicable to a redemption or conversion of all or any portion of this Debenture as specified in this Article 3 and otherwise herein, shall apply to any redemption or conversion pursuant to this paragraph.

          Section 3.2 Exercise of Redemption or Conversion Privilege. Redemption or conversion of this Debenture, as the case may be, may be exercised, in whole or in part, on any Business Day by the Holder by delivering an executed and completed Redemption/Conversion Notice to the Company along with the Debenture or Debentures to be so redeemed or converted. The Redemption/Conversion Notice shall specify whether the notice relates to a redemption or conversion of the Debentures or both, and the aggregate principal amount of Debentures to be redeemed or converted, as the case may be. Each date on which a Redemption/Conversion Notice is delivered to the Company in accordance with the provisions of this Section 3.2 shall constitute a Redemption Date or Conversion Date, as the case may be. The Company shall convert the Debenture and issue the Common Stock Issued At Redemption/Conversion in the manner provided below in this Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued At Redemption/Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the applicable Redemption/Conversion Notice. Upon receiving a Redemption/Conversion Notice properly demanding a Redemption of all or a portion of this Debenture, the Company shall, within five (5) Business Days, determine whether it wishes to exercise its right to redeem this Debenture with shares of Common Stock in lieu of cash. If the Company elects to redeem this Debenture using the shares of Common Stock, then the Company shall redeem the Debenture and issue the Common Stock Issued At Redemption/Conversion in the manner provided below in this
Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued At Redemption/Conversion shall vest with the Holder, effective as of the Redemption Date at the time specified in the applicable Redemption/Conversion Notice. The Redemption/Conversion Notice also shall state the name or names (with addresses) of the Persons who are to become the holders of the Common Stock Issued At Redemption/Conversion, if any, in connection with such redemption or conversion. Upon surrender for redemption or conversion, this Debenture shall be accompanied by a proper assignment hereof to the Company or be endorsed in blank. As promptly as practicable after the receipt of the Redemption/Conversion Notice as aforesaid, but in any event not more than five (5) Business Days after, in the case of a Conversion, the Company's receipt of the applicable Redemption/Conversion Notice and all associated Debentures and, in the case of a Redemption, the Company's receipt of the applicable Redemption/Conversion Notice and all associated Debentures and the expiration of the five (5) Business Day period during which the Company is required to determine the form of the consideration to be paid in redemption, the Company shall (i) issue the Common Stock Issued At Redemption/Conversion in accordance with the provisions of this Article 3, and (ii) cause to be mailed for delivery by overnight courier or transmit to the Holder (x) a certificate or certificate(s) representing the number of whole Common Shares, if any, to which the Holder is entitled by virtue of such redemption or conversion, (y) cash, as provided in Section 3.3, in respect of any fraction of a Common Share issuable upon such conversion and (z) if, upon any Conversion, the Company chooses to pay accrued and unpaid interest in cash, cash in the amount of accrued and unpaid interest on the Debenture being converted as of the Conversion Date. Such redemption or conversion shall be deemed to have been effected at the time at which the Redemption/Conversion Notice indicates so long as this Debenture shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of this Debenture, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person or Persons in whose name or names the Common Stock, if any, Issued at Redemption or Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Redemption/Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion or redemption and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), to surrender this Debenture and to release the Company from all liability thereon (except if and to the extent that any Principal Amount thereof remains unconverted); provided, that, in the case of any redemption in which the form of consideration elected by the Company is cash, this sentence shall be deemed to be inoperative. No cash payment aggregating less than $1.00 shall be required to be given.

          Section 3.3 Fractional Shares. No fractional Common Shares or scrip representing fractional Common Shares shall be delivered upon conversion of this Debenture. Instead of any fractional Common Shares which otherwise would be delivered upon conversion or redemption of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Current Market Price on the Conversion Date. No cash payment of less than $1.00 shall be required to be given.

          Section 3.4 Adjustments.

          (a) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Debenture Stock shall have the right thereafter, at its sole option, either (x) to receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which such the outstanding portion of the Debenture may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or (y) require the Company, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, to execute and deliver to the Holder a debenture with substantial identical rights, privileges, powers, restrictions and other terms as this Debenture in an amount equal to the amount this Debenture which is outstanding immediately prior to such Fundamental Corporate Change. For purposes of this Section 3.4(b), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.4(a) shall similarly apply to successive Fundamental Corporate Changes.

          (b) If the Company shall hereafter pay a dividend or make a distribution to Holders of the Outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on the record date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such record date. If any dividend or distribution of the type described in this Section 3.4(b) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared;

          (c) If the Outstanding shares of Common Stock shall be subdivided or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the Outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective

          Section 3.5 Optional Prepayment. At any time after the Effective Date and prior to the Maturity Date, the Company, upon notice delivered to the Holder as provided in Section 3.6, may prepay this Debenture in whole or in part at the Optional Prepayment Price, together with all accrued and unpaid interest thereon to the date of prepayment.

          Section 3.6 Notice of Prepayment. Notice of optional prepayment pursuant to Section 3.5 ("Notice of Optional Prepayment") shall be provided by the Company to the Holder in writing at the Holder's last address appearing in the Company's security registry not less than thirty (30) Business Days prior to the prepayment date and no more than forty five (45) Business Days prior to the prepayment date, which notice shall be in substantially the form of Exhibit B hereto, specify the prepayment date and refer to Section 3.5 (including a statement of the prepayment price), and this Section 3.6. Notwithstanding any sending of a Notice of Optional

Prepayment, the Holder shall have the right to convert all or any portion of the Debentures pursuant to Section 3.2 until the applicable prepayment date.

          Section 3.7 Surrender of Debentures. Upon any redemption or prepayment of this Debenture pursuant to Sections 3.2, or 3.5, or upon maturity pursuant to
Section 2.4, the Holder shall either deliver this Debenture by hand to the Company at its principal executive offices or surrender the same to the Company at such address by nationally recognized overnight courier. Payment of the redemption or prepayment price pursuant to Sections 3.2, or 3.5, or the amount due on maturity specified in Section 2.4, shall be made by the Company to the Holder against receipt of this Debenture (as provided in this Section 3.7) by wire transfer of immediately available funds to such account(s) as the Holder shall specify by written notice to the Company. If payment of such prepayment price is not made in full by the prepayment date, or the amount due on maturity is not paid in full by the Maturity Date, the Holder shall again have the right to convert this Debenture as provided in Article 3 hereof or to declare an Event of Default.

          Section 3.8 Mandatory Early Conversion at Request of Company. During the period commencing after the date on which the Commission declares the Registration Statement effective (the "Effective Date") and until the Maturity Date, in the event (i) the Registration Statement shall continuously be effective uninterrupted from the Effective Date and (ii) the fifteen (15) day volume weighted average closing price (as reported on the Principal Exchange on which the Common Stock of the Company trades), of the Common Stock exceeds 210% of the Conversion Price, at the option of the Company, exercisable by written notice to the Holder on the trading day on which the closing price of the Common Stock exceeds the Conversion Price by 210%, the Company may convert all or any portion of this Debenture into Common Stock at the Conversion Price (and otherwise subject to the terms and conditions specified in Section 3.1 hereof).


                                    ARTICLE 4
                        STATUS; RESTRICTIONS ON TRANSFER

          Section 4.1 Status of Debenture. This Debenture is an unsecured obligation of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and remedies generally.

          Section 4.2 Restrictions on Transfer. This Debenture, and any Common Shares deliverable upon the conversion hereof, have not been registered under the Securities Act. The Holder by accepting this Debenture agrees that the Debenture and the shares of Common Stock to be acquired as interest on and upon conversion of this Debenture may not be assigned or otherwise transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the Debenture or such shares may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to the Debenture or such shares has been filed by the Company and declared effective by the SEC.

          Each certificate for shares of Common Stock deliverable hereunder shall bear a legend as follows unless and until such securities have been sold pursuant to an effective registration statement under the Securities Act:

          "The  securities   represented  by  this  certificate  have  not  been
          registered under the Securities Act of 1933 (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Act or (ii) pursuant to an exemption from registration under the Act in respect of which the issuer of this certificate has received an opinion of counsel satisfactory to the issuer of this certificate to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the issuer of this certificate at the principal executive offices of the issuer of this certificate."

          This note will be considered to have been issued with Original Issue Discount ("OID") for purposes of sections 1271 et. seq. of the Internal Revenue Code of 1986, as amended. The issue date of this note is September 18, 2001. For information regarding the issue price, amount of OID per $1,000 of principal amount and yield to maturity of this note for purposes of the OID rules, please contact Andrew P. Savadelis at eMagin Corporation.

          Notwithstanding the above, the Holder shall not transfer this Debenture or any Common Shares issueable or any rights hereunder to any person or entity which is engaged in a business that in the reasonable judgment of the Company is in competition with the Company.


                                    ARTICLE 5
                                    COVENANTS

          Section 5.1 Notice of Default. If any one or more events occur which constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, or if the Holder shall demand the delivery of Common Shares or take any other action permitted upon the occurrence of any such Event of Default, the Company shall forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

          Section 5.2 Payment of Obligations. So long as this Debenture shall be outstanding, the Company shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          Section 5.3 Compliance with Laws. So long as this Debenture shall be outstanding, the Company shall comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company.

          Section 5.4 Inspection of Property, Books and Records. So long as this Debenture shall be outstanding, the Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          Section 5.5 No Short Sales. The Holder by its acceptance hereof covenants and agrees that, so long as this Debenture shall be outstanding, none of the Holder, its affiliates and any Person acting on its or their behalf (i) has the intention of entering in, or will enter into, any put option, short position or other similar instrument or position or other derivative instrument for which the Common Stock is an underlying Security with respect to the Common Stock, (ii) will use at any time shares of Common Stock Issued At Redemption/Conversion to settle any put option, short position or other similar instrument or position or other derivative instrument for which the Common Stock is an underlying Security that may have been entered into prior to the execution of this Debenture or (iii) has the intention of engaging in, or will engage in, any short sale of the Common Stock Issued At Redemption/Conversion; provided, however, that nothing in this Section 5.5 shall operate to forbid the Holder or any of its affiliates or any Person acting on its or their behalf from selling, or entering into any other transaction with respect to, the Common Stock contemporaneously with or following such date and time as the Person or Persons in whose name or names the Common Stock Issued At Redemption/Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall have vested with such Person or Persons.


                                    ARTICLE 6
                                    REMEDIES

          Section 6.1 Events of Default. "Event of Default" wherever used herein means any one of the following events:

          (a) the Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for five
(5) Business Days after the date such interest payment was due, or the Company shall fail to perform or observe in any material respect any other covenant, agreement, term, provision, undertaking or commitment under this Debenture, the Securities Purchase Agreement, the Stock Purchase Warrant or the Registration Rights Agreement and such default shall continue for a period of twenty (20) Business Days after the delivery to the Company of written notice that the Company is in default hereunder; or

          (b) any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, the Stock Purchase Warrant or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Securities Purchase Agreement, the Stock Purchase Warrant or the Registration Rights Agreement shall be false or misleading in any material respect on the Closing Date; or

          (c) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of 60 calendar days; or

          (d) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (e) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of thirty (30) days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds $1,000,000; or

          (f) it becomes unlawful for the Company to perform or comply with its obligations under this Debenture, the Securities Purchase Agreement, the Stock Purchase Warrant or the Registration Rights Agreement in any material respect; or

          (g) the Company shall default (giving effect to any applicable grace period) in the payment of principal or interest as and when the same shall become due and payable, under any indebtedness, individually of more than $1,000,000.

          Section 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case any Holder may rescind any outstanding Redemption/Conversion Notice and obtain payment for the entire outstanding Principal Amount of the Debenture which remains unconverted, by a notice in writing to the Company, and upon any such declaration the entire Principal Amount of this Debenture, plus accrued but unpaid interest, shall become immediately due and payable by virtue of such rescission; provided, however, in the case of any Event of Default described in paragraphs (c) or (d) above, the entire then outstanding Principal Amount of this Debenture, together with all accrued and unpaid interest thereon, automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid.

          Section 6.3 Default Interest Rate. If any portion of the principal of or interest on the Debenture shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such principal of and interest on the Debenture which is due and owing but not paid shall, without limiting the Holder's rights under this Debenture, bear interest at the Default Interest Rate until paid in full.

          Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Lender in accordance with applicable laws of the State of New York (the "Maximum Rate"), the rate of interest applicable to the Debenture shall be limited to the Maximum Rate.

          Section 6.4 Remedies Not Waived. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.


                                    ARTICLE 7
                                  MISCELLANEOUS

          Section 7.1 Notice of Certain Events. In the case of the occurrence of any event described in Section 3.4 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days' notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

          Section 7.2 Register. The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Debenture. Upon any transfer of this Debenture in accordance with Articles 2 and 3 hereof, the Company shall register such transfer on the Debenture register.

          Section 7.3 Withholding. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

          Section 7.4 Transmittal of Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or transmitted by telecopy or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by telecopy or by overnight courier service, or, if mailed, four (4) days after the date of deposit in the United States mails, as follows:


          (l) if to the Company, to:

              eMagin Corporation
              2070 Route 52
              Hopewell Junction, NY 12533
              Attention:  Gary Jones, CEO
              Tel: (845) 892-1900
              Fax: (845) 892-1901

              with a copy to:

              White & Case LLP
              1155 Avenue of the Americas
              New York, New York  10036
              Attention:  S. Ward Atterbury
              Tel:  (212) 819-8200
              Fax:  (212) 354-8113

          (2) if to the Holder, to the address of such Holder as shown on the books of the Company.

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.4.

          Section 7.5 Governing Law. THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES). WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS DEBENTURE, THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SUBJECT TO APPLICABLE LAW, THE COMPANY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE
SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW.

          Section 7.6 Headings. The headings of the Articles and Sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

          Section 7.7 Recovery. Each of the Holder and the Company hereby agrees that to the extent that it recovers damages for a breach under this Debenture, such party shall not be entitled to recover damages for the same breach under the Securities Purchase Agreement or the Registration Rights Agreement.

          Section 7.8 Payment Dates. Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

          Section 7.9 Binding Effect. Each Holder by accepting this Debenture agrees to be bound by and comply with the terms and provisions of this Debenture.

          Section 7.10 No Stockholder Rights. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer on the date of this Debenture.


                               EMAGIN CORPORATION



                               By:  ____________________________________________
                                    Name:  Gary W. Jones
                                    Title:  Chief Executive Officer

                                                                       EXHIBIT A

                     [FORM OF REDEMPTION/CONVERSION NOTICE]


TO:      eMagin Corporation
         2070 Route 52
         Hopewell Junction, NY 12533
         Attn:

          The undersigned owner of this 4% Convertible Debenture due July 6, 2004 (the "Debenture") issued by eMagin Corporation (the "Company") hereby irrevocably exercises its option to [redeem / convert] $_________________ Principal Amount of the Debenture and accrued and unpaid interest thereon to the date of this Notice into shares of the common stock, par value $.001 per share ("Common Stock"), of the Company in accordance with the terms of the Debenture. The undersigned hereby instructs the Company to [redeem / convert] the portion of the Debenture specified above into shares of Common Stock Issued At Redemption/Conversion in accordance with the provisions of Article 3 of the
Debenture. The undersigned directs that the Common Stock and certificates therefor deliverable upon [redemption / conversion], the Debenture recertificated in the Principal Amount not being surrendered for [redemption / conversion] hereby, plus accrued and unpaid interest thereon to the date of this Notice, together with any check in payment for fractional Common Stock, be registered in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture. The [redemption / conversion] pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Principal Amount of the Debenture set forth above shall cease and the Person or Persons in whose name or names the Common Stock Delivered at Conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.


Date and time:  _______________________


                                       _________________________________________
                                       Signature

          Fill in for registration of Debenture:

Please print name and address
(including ZIP code number):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       EXHIBIT B



                       [FORM OF COMPANY PREPAYMENT NOTICE]


Dated:______________

TO:      [Holder]
         [Address]

          eMagin Corporation (the "Company") hereby irrevocably exercises its option to prepay $__________ Principal Amount of the 4% Convertible Debenture due July 6, 2004 issued by the Company (the "Debenture"), at a prepayment price of $_________ and of accrued and unpaid interest thereon, in accordance with the terms of the Debenture. The undersigned hereby instructs the Holder to surrender the portion of the Debenture specified above in accordance with the provisions of Sections 3.5 and 3.6 of the Debenture. Upon receipt of such surrendered Debenture, the Company shall deliver the Debenture recertificated in the Principal Amount, if any, not being called for prepayment hereby, together with the check in payment of the prepayment price and for fractional Common Stock, such recertificated Debenture to be issued in your name and delivered to you or issued in the name of such other Person as you may designate and delivered to such other Person. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.


                                         Very truly yours,


                                         eMagin Corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

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